UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                         ________________


                             FORM 8-K

                          CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                         ________________


  Date of Report (Date of earliest event reported)  May 16, 1997


                          TIDEWATER INC.
      (Exact name of registrant as specified in its charter)


Delaware                     1-6311                  72-0487776
(State of       (Commission File Number)           (IRS Employer
incorporation)                                  Identification No.)


1440 Canal Street, New Orleans, Louisiana               70112
(Address of principal executive offices)              (Zip Code)


                          (504) 568-1010
       (Registrant's telephone number, including area code)


                               N/A
  (Former name or former address, if changed since last report)


ITEM 2.  Acquisition or Disposition of Assets.

Acquisition of the O.I.L. Group of Companies

     On May 16, 1997, the registrant, Tidewater Inc. (the "Company"), acquired all of the ordinary shares of O.I.L. Limited and its related international marine operating companies (the "O.I.L. Group") from Ocean Group plc and its affiliates (collectively the "Ocean Group") in exchange for a cash payment of 331 million pounds sterling (approximately U.S. $541.6 million). The consideration paid Ocean Group was determined through arm's length negotiations between the Company and Ocean Group. The Company used approximately $41.6 million of its cash to fund the purchase price, with the remaining $500 million provided by borrowings under a credit facility made available to the Company by a bank group led by First National Bank of Commerce of New Orleans, Texas Commerce Bank and First National Bank of Boston.

     Prior to consummation of this acquisition, the O.I.L. Group was principally engaged in the business of operating approximately 100 platform supply and anchor handling towing supply vessels in most international offshore oil and gas exploration areas outside of the United States. The Company intends for the foreseeable future to continue to engage in such operations.

     The acquisition was completed on May 16, 1997, as announced in the press release which has been filed as an exhibit to this report. Additional information relating to the acquisition is set forth in the Agreement for the Acquisition of Share Capital of the O.I.L. Group of Companies, a copy of which has also been filed as an exhibit to this report.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.
          All financial statements required to be filed in connection with this acquisition will be filed by amendment to this report as soon as they are available, but in any event within 60 days of the date by which this report is required to be filed.

     (b)  Pro Forma Financial Information.
          All pro forma financial information required to be filed in connection with this acquisition will be filed by amendment to this report as soon as it is available, but in any event within 60 days of the date by which this report is required to be filed.

     (c)  Exhibits.

          2.0  Agreement for the Acquisition of the Share
               Capital of the O.I.L. Group of Companies, dated
               March 20, 1997, between the Company and Ocean
               Group plc.[1]

          99.1 Press Release issued May 16, 1997 disclosing completion of the Company's acquisition of the O.I.L. Group of Companies.


**FOOTNOTES**

     [1]: Exhibit 2.0 includes a list briefly identifying the contents of all schedules omitted therefrom. The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   By:   /s/ Ken C. Tamblyn
                                      --------------------------
                                           Ken C. Tamblyn
                                      Executive Vice President
                                    and Chief Financial Officer


Dated:  May 30, 1997.